Exhibit 10.40

GMAC Long-Term Incentive Plan LLC

200 Renaissance Center, M/C482-B14-D46, Detroit, MI. 48265

September 15, 2008

William Muir

Re: GMAC Long-Term Incentive Plan LLC Long-Term Equity Compensation Incentive Plan

Dear William:

1.	You have been granted an Award under the GMAC Long-Term Incentive Plan LLC Long-Term Equity Compensation Incentive Plan (the “Plan”). The grant date of your Award is September 15, 2008 (“Grant Date”). A copy of the Plan is attached. Capitalized terms not defined in this Award Letter will have the meanings as defined in the Plan.

2.	Your Award is granted to you as a matter of separate inducement and is not in lieu of salary or other compensation for your services. Your Award is granted to you in exchange for your relinquishment of any right, title and interest with respect to any and all of your grants under the GMAC Long-Term Incentive Plan LLC Long-Term Phantom Interest Plan (LTIP).

3.	Your Award will become effective after you have signed and dated one copy of this Award Letter and have returned the signed copy to Rhonda Carey, 200 Renaissance Center, M/C: 482-B14-D64, Detroit, MI 48265. If you do not sign and return this Award Letter within 30 days of the date of this Award Letter, then we will assume that you do not want this Award, and this Award will be null and void and without any further force or effect.

4.	Your Award is an RSU Award with 4.15 bps.

5.	Your RSU Award Vests as follows, and will be Paid as elected by you below:

• 20% on December 31, 2008;	☐	within 75 days of the Vesting Date, or

	☐	on the Deferral Payment Date (March 15, 2013)

• 20% on December 31, 2009;	☐	within 75 days of the Vesting Date, or

	☐	on the Deferral Payment Date (March 15, 2013)

• 20% on December 31, 2010;	☐	within 75 days of the Vesting Date, or

	☐	on the Deferral Payment Date (March 15, 2013)

• 20% on December 31, 2011;	☐	within 75 days of the Vesting Date, or

	☐	on the Deferral Payment Date (March 15, 2013)

• 20% on December 31, 2012.	☐	within 75 days of the Vesting Date, or

	☐	on the Deferral Payment Date (March 15, 2013)

All elections made in this paragraph 5 are irrevocable. Failure to make an election in this paragraph 5 will result in all payments being made within 75 days of the Vesting Date.

6.	If your employment is terminated due to death or Disability, then the next 20% tranche of your Unvested Award will immediately Vest and be Paid within 75 days of this new Vesting Date. The remaining Unvested portion of your Award will be forfeited. You must designate a beneficiary where indicated in this Award Letter. Your failure to do so will result in any payments as a result of your death being made to your estate. Any subsequent change in your beneficiary designation must be made in writing and communicated to the Plan Administrator at the address above.

William Muir

September 15, 2008

7.	If your employment is terminated by the Company Without Cause, then the next 20% tranche of your Unvested Award will Vest as determined by the schedule above and the remaining Unvested portion of your Award will be forfeited. However, the Payment of your Award will be determined based on the most recent Valuation preceding your termination of employment.

8.	During the 1-year period immediately following a Change-in-Control Date,100% of your Unvested Award will immediately Vest on the date of your termination of employment by the Company without Cause.

9.	You understand and acknowledge that your Award is subject to the rules under Code Section 409A, and that you agree and accept all risks (including increased taxes and penalties) resulting from Code Section 409A.

10.	Your FY 2008 Award will be subject to and governed by the terms and conditions of this Award Letter and the Plan. As a Participant, you agree to abide by the terms and conditions of this Award Letter and the Plan. Please indicate your receipt of the Plan, your deferral payment election, and your acceptance of and agreement to the terms and conditions of this Award Letter and the Plan, by signing in the indicated space below within 30 days of the date of this Award Letter.

Sincerely yours,

Anthony S. Marino
GMAC Group VP and Chief HR Officer
September 15, 2008

I ACCEPT AND AGREE TO BECOME A PARTICIPANT IN THE GMAC LONG-TERM INCENTIVE PLAN LLC LONG-TERM EQUITY COMPENSATION INCENTIVE PLAN (“PLAN”) AND WILL ABIDE BY THE TERMS AND CONDITIONS OF THE PLAN AND THIS AWARD LETTER.

I HEREBY DESIGNATE THE FOLLOWING BENEFICIARY TO RECEIVE ANY PAYMENTS SUBSEQUENT TO MY DEATH.

Beneficiary	Social Security Number

IN ADDITION, I RELINQUISH ALL RIGHT, TITLE AND INTEREST WITH RESPECT TO ANY AND ALL LTIP AWARD AGREEMENTS, ALL OF WHICH SHALL HAVE NO FURTHER FORCE OR EFFECT.

/s/ William Muir	September 25, 2008
William Muir	Date